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                                                                   EXHIBIT 10.19



                                    GUARANTY


               THIS GUARANTY (the "GUARANTY") is made as of March 12, 1998, by IRVINE APARTMENT COMMUNITIES, L.P., a Delaware limited partnership ("GUARANTOR") in favor of WESTERN NATIONAL SECURITIES D/B/A WESTERN NATIONAL PROPERTY MANAGEMENT, a California corporation ("WNPM") and the WNPM Indemnities (as defined in the Partnership Agreement).

               1. Except as otherwise provided in this Guaranty, initially capitalized terms used in this Guaranty without definition are defined in that certain Irvine Apartment Management Company Partnership Agreement of even date herewith by and between Apartment Management Company, LLC, a Delaware limited liability company ("AMC"), and WNPM (the "PARTNERSHIP AGREEMENT"). Under the terms of the Partnership Agreement, AMC and WNPM have formed Irvine Apartment Management Company, a California general partnership (the "PARTNERSHIP").

               2. (a) Guarantor is an Affiliate of AMC and as such, Guarantor agrees that WNPM's agreement to enter into the Partnership Agreement is of substantial and material benefit to AMC. In order to induce WNPM to enter into the Partnership Agreement, Guarantor hereby unconditionally and irrevocably guarantees to the WNPM Indemnitees, the full and prompt payment of any AMC Indemnification Obligation. The obligations guaranteed pursuant to this Section 2 are hereinafter referred to as the "GUARANTEED OBLIGATIONS."

                      (b) Notwithstanding anything to the contrary contained herein, Guarantor's maximum aggregate liability under Section 2(a) shall not exceed Thirty Million Dollars ($30,000,000) (the "MAXIMUM LIABILITY AMOUNT").

               3. In accordance with California Civil Code ("CC") Section 2856,

                      (a) Guarantor waives all rights and defenses available to Guarantor by reason of CC Sections 2787 to 2855, inclusive, 2899 and 3433 including, without limitation, any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations or to any other guarantor of any of the Guaranteed Obligations with respect to such guarantor's obligations under its guaranty, in either case, pursuant to other laws of this state limiting or discharging the principal's indebtedness or such other guarantor's obligations; and

                      (c) Guarantor waives all rights and defenses arising out of an election of remedies by WNPM Indemnitees, even though that election of remedies, has destroyed Guarantor's rights of subrogation and reimbursement against AMC.



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No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Paragraph 3.

               4. Guarantor represents and warrants to the WNPM Indemnitees that Guarantor is a member in AMC. In that regard, Guarantor agrees that WNPM Indemnitees's agreement to enter into the Partnership Agreement is of substantial and material benefit to Guarantor and further agrees as follows:

                      (a) Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between AMC and WNPM or their respective successors and assigns, with respect to the Partnership Agreement or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations, (ii) WNPM's waiver of or failure to enforce any of the terms, covenants or conditions contained in the Partnership Agreement or in any modification thereof, (iii) any discharge or release of AMC or any other guarantor from any liability with respect to the Guaranteed Obligations, (iv) any loans or financial accommodations made to AMC and (v) the manner or order by which payments are applied to obligations under the Partnership Agreement. Without limiting the generality of the foregoing, Guarantor hereby waives the rights and benefits under CC Section 2819, and agrees that by doing so Guarantor's liability shall continue even if WNPM alters any obligations under the Partnership Agreement in any respect or the WNPM Indemnitees' remedies or rights against AMC are in any way impaired or suspended without Guarantor's consent.

                      (b) Guarantor's liability under this Guaranty shall continue until all Guaranteed Obligations owed to the WNPM Indemnitees have been satisfied in full.

               5. The liability of Guarantor under this Guaranty is a guaranty of payment and not collectibility and is conditioned and contingent upon the genuineness, validity, regularity or enforceability of the Partnership Agreement or other instruments relating to the creation or performance of the Guaranteed Obligations (unless the lack of enforceability is the result of the Bankruptcy of AMC) or the pursuit by the WNPM Indemnitees of any remedies which it now has or may hereafter have with respect thereto under the Partnership Agreement, at law, in equity or otherwise.

               6. Guarantor agrees that the WNPM Indemnitees may enforce this Guaranty without proceeding against AMC or resorting to or exhausting any security or collateral of AMC.

               7. (a) Guarantor agrees that nothing contained herein shall prevent the WNPM Indemnitees from suing on the Partnership Agreement and that the exercise of



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        any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor.

                      (b) Guarantor agrees that Guarantor waives all benefits and defenses under CC Sections 2847, 2848 and 2849 and agrees that Guarantor shall have no right of subrogation against AMC, no right of subrogation against any collateral or security provided for in the Partnership Agreement and no right of contribution against any other guarantor unless and until all Guaranteed Obligations have been indefeasibly paid and satisfied in full, and the WNPM Indemnitees have released, transferred or disposed of all of its rights, title and interest in any collateral or security. To the extent the waiver of Guarantor's rights of subrogation, reimbursement and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, Guarantor further agrees that Guarantor's rights of subrogation and reimbursement against AMC and Guarantor's rights of subrogation against any collateral or security shall be junior and subordinate to any rights the WNPM Indemnitees may have against AMC and to all rights, title and interest the WNPM Indemnitees may have in such collateral or security, and Guarantor's rights of contribution against any other guarantor shall be junior and subordinate to any rights the WNPM Indemnitees may have against such other guarantor. The WNPM Indemnitees may use, sell or dispose of any item of collateral or security as it sees fit without regard to Guarantor's subrogation and contribution rights, and upon disposition or sale, of any item, any and all rights of Guarantor relating to such item shall terminate. With respect to the foreclosure of any security interest in any personal property collateral then securing the Guaranteed Obligations, the WNPM Indemnitees agrees to give Guarantor 5 days' prior written notice, in the manner set forth in this Guaranty, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.

                      (c) Guarantor's sole right with respect to any such foreclosure of personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that the WNPM Indemnitees may also bid at any such sale and in the event such collateral is sold to the WNPM Indemnitees in whole or in partial satisfaction of the Guaranteed Obligations (or any portion thereof), Guarantor shall have no right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off the WNPM Indemnitees may have with respect to any cash, cash equivalents, certificates of deposit, letters of credit or the like which may now or hereafter be deposited with the WNPM Indemnitees by AMC.



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                      8. Guarantor agrees to withhold the exercise of any and
        all rights of subrogation, reimbursement and contribution against AMC, against any other person or entity, and against any collateral or security for any of the Guaranteed Obligations, including, without limitation, any such rights pursuant to CC Sections 2847 and 2848, until the Guaranteed Obligations have been indefeasibly paid and satisfied in full, and the WNPM Indemnitees have released, transferred or disposed of all of its right, title and interest in such collateral or security.

               9. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given in writing addressed to the party at its address as it appears below, and will be deemed effectively given upon personal delivery, confirmation of receipt of delivery by facsimile, or three (3) days after deposit in the United States mail, by registered or certified mail, return receipt requested.

To WNPM:              c/o Western National Group
                      8 Executive Circle
                      Irvine, California 92614-6736
                      Attention:  Mr. Jeffrey Scott and Mr. Michael Hayde
                      Telephone: (714) 862-6208
                      Facsimile: (714) 862-6494

To Guarantor:         Irvine Apartment Communities, L.P.
                      550 Newport Center Drive
                      Suite 300
                      Newport Beach, California 92660
                      Telephone: (714) 720-5530
                      Facsimile: (714) 720-5532
                      Attention: Mr. Scott Newnam


               10. This Guaranty is solely for the benefit of the WNPM Indemnitees and AMC.

               11. The WNPM Indemnitees may not assign this Guaranty without Guarantor's prior written consent, which consent may be given or withheld in Guarantor's sole and absolute discretion. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

               12. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty should result in litigation or arbitration, the prevailing party in such dispute is entitled to recover from the other party all reasonable fees, costs and expenses of



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enforcing any right of the prevailing party, including, without limitation, reasonable attorneys' fees and expenses and expert witness fees.

               13. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

               14. No provision of this Guaranty may be changed, waived, revoked or amended without WNPM's prior written consent. If any provision of this Guaranty or the application of such provision to any person or circumstance is held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid will not be affected thereby.

               15. This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. If any claim is made by any party relating to any conflict, omission or ambiguity in this Guaranty, no presumption or burden of proof or persuasion shall be implied because this Guaranty was prepared by or at the request of a particular party or its counsel. No failure or delay on the part of the WNPM Indemnitees to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

               16. This Guaranty is in addition to all other guaranties of Guarantor and any other guarantors of AMC's obligations to the WNPM Indemnitees.

               17. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR'S CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.



                            [SIGNATURE ON NEXT PAGE]



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               IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:            IRVINE APARTMENT COMMUNITIES, L.P.
                      a Delaware limited partnership

                      By:    Irvine Apartment Communities, Inc.,
                             a Maryland corporation,
                             its general partner

                             Name: /s/ Shawn Howie
                                   -------------------------------------------
                                       Shawn Howie
                                       Vice President, Finance and Controller


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